Exhibit 99.1

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 28,	June 29,	March 30,	December 29,	September 29,	June 30,	March 31,	December 30,	September 28,	September 29,	September 30,
	2018	2018	2018	2017	2017	2017	2017	2016	2018	2017	2016 (1)

	(in millions, except per share data)

Net sales	$3,509	$3,581	$3,562	$3,336	$3,235	$3,095	$3,007	$2,848	$13,988	$12,185	$11,352
Cost of sales	2,327	2,394	2,350	2,172	2,168	2,035	1,966	1,833	9,243	8,002	7,525
Gross margin	1,182	1,187	1,212	1,164	1,067	1,060	1,041	1,015	4,745	4,183	3,827
Selling, general, and administrative expenses	414	394	409	377	398	396	393	356	1,594	1,543	1,396
Research, development, and engineering expenses	171	171	173	165	155	157	152	147	680	611	603
Acquisition and integration costs	5	4	3	2	1	1	2	2	14	6	22
Restructuring and other charges (credits), net	22	64	6	34	22	20	59	46	126	147	(2)
Operating income	570	554	621	586	491	486	435	464	2,331	1,876	1,808
Interest income	4	3	4	4	6	3	4	3	15	16	17
Interest expense	(27)	(26)	(28)	(26)	(35)	(31)	(33)	(31)	(107)	(130)	(127)
Other income (expense), net	(1)	(1)	1	2	(11)	(13)	(10)	(8)	1	(42)	(677)
Income from continuing operations before income taxes	546	530	598	566	451	445	396	428	2,240	1,720	1,021
Income tax (expense) benefit	1,128	(77)	(108)	(599)	(62)	(55)	(22)	(41)	344	(180)	826
Income (loss) from continuing operations	1,674	453	490	(33)	389	390	374	387	2,584	1,540	1,847
Income (loss) from discontinued operations, net of income taxes	(13)	1	—	(7)	45	45	31	22	(19)	143	162
Net income	$1,661	$454	$490	$(40)	$434	$435	$405	$409	$2,565	$1,683	$2,009

Basic earnings (loss) per share:
Income (loss) from continuing operations	$4.82	$1.30	$1.40	$(0.09)	$1.10	$1.10	$1.05	$1.09	$7.38	$4.34	$5.05
Income (loss) from discontinued operations	(0.04)	—	—	(0.02)	0.13	0.13	0.09	0.06	(0.05)	0.40	0.44
Net income (loss)	4.79	1.30	1.40	(0.11)	1.23	1.23	1.14	1.15	7.33	4.74	5.49

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$4.78	$1.29	$1.38	$(0.09)	$1.09	$1.09	$1.04	$1.08	$7.32	$4.30	$5.01
Income (loss) from discontinued operations	(0.04)	—	—	(0.02)	0.13	0.13	0.09	0.06	(0.05)	0.40	0.44
Net income (loss)	4.75	1.29	1.38	(0.11)	1.22	1.22	1.13	1.14	7.27	4.70	5.44

Weighted-average number of shares outstanding:
Basic	347	349	351	352	353	355	356	356	350	355	366
Diluted	350	352	354	352	356	358	359	359	353	358	369

(1) Fiscal 2016 was a 53-week year.